Exhibit 4






===============================================================





                      GEORGIA POWER COMPANY

                                TO

                          CHEMICAL BANK

         (Successor by Merger to Chemical Bank New York

          Trust Company and The New York Trust Company),

                             TRUSTEE



                           ------------


                      SUPPLEMENTAL INDENTURE

                 Providing among other things for

                       FIRST MORTGAGE BONDS

                   7.70% SERIES DUE MAY 1, 2025


                           ------------

                     Dated as of May 1, 1995





   ============================================================







     SUPPLEMENTAL INDENTURE, dated as of May 1, 1995, made and entered into by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia with its principal office in Atlanta, Fulton County, Georgia (hereinafter commonly referred to as the "Company"), and CHEMICAL BANK (successor by merger to Chemical Bank New York Trust Company and The New York Trust Company), a corporation organized and existing under the laws of the State of New York, with its principal corporate trust office in the Borough of Manhattan, The City of New York (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of March 1, 1941 originally entered into between the Company and The New York Trust Company, as trustee (hereinafter sometimes referred to as the "Original Indenture" and said The New York Trust Company being hereinafter sometimes referred to as the "Original Trustee"), securing bonds issued and to be issued as provided therein, which Original Indenture has heretofore been supplemented and amended by various supplemental indentures (which Original Indenture as so supplemented and amended is hereinafter sometimes referred to as the "Indenture").

     WHEREAS the Company and the Original Trustee have executed and delivered the Original Indenture for the purpose of securing an issue of bonds of the 3 1/2% Series due 1971 described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being presently limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Original Indenture is of record in the public office of each county in the States of Georgia, Alabama, Tennessee and South Carolina in which this Supplemental Indenture is to be recorded, and in the public office of the District of Columbia, and the Original Indenture is on file at the principal corporate trust office of the Trustee; and

     WHEREAS the Company and the Trustee have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds and of creating the bonds of other series described therein, which supplemental indentures described and set forth additional property conveyed thereby and are also of record in the public offices of some or all of the counties in the States of Georgia, Alabama, Tennessee and South Carolina in which this Supplemental Indenture is to be recorded, and one of which supplemental indentures is also of record in the public office of the District of Columbia, and said supplemental indentures are also on file at the principal corporate trust office of the Trustee; and






     WHEREAS the Company and the Trustee have executed and delivered the Supplemental Indenture dated as of May 15, 1991, by which the third paragraph of Section 1.02 of the Indenture was amended to read as follows:

          "The term 'Board of Directors' shall mean the Board of Directors of the Company or any committee of the Board of Directors of the Company authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company."; and

     WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "7.70% Series due May 1, 2025" (hereinafter sometimes referred to as the "new Bonds"), each of which bonds shall also bear the descriptive title "First Mortgage Bond", the bonds of such series to bear interest at the annual rate and to mature on the date designated in the title thereof; and

     WHEREAS by a Plan of Merger dated June 11, 1959, effective September 8, 1959, between The New York Trust Company and Chemical Corn Exchange Bank, said The New York Trust Company was merged into said Chemical Corn Exchange Bank which continued under the name and style of Chemical Bank New York Trust Company; and by a Plan of Merger dated November 26, 1968, effective February 17, 1969, among Chemical New York Corporation, Chemical Bank New York Trust Company and Chemical Bank, said Chemical Bank New York Trust Company was merged into said Chemical Bank which continued under the name and style of Chemical Bank; and by virtue of said mergers Chemical Bank has become successor to The New York Trust Company and Chemical Bank New York Trust Company, as Trustee under the Indenture, and has become vested with all of the title to the mortgaged property and trust estate; and with the trusts, powers, discretions, immunities, privileges and all other matters as were vested in said The New York Trust Company and said Chemical Bank New York Trust Company under the Indenture, with like effect as if originally named as Trustee therein;

     WHEREAS each of the new Bonds is to be substantially in the following form, to-wit:







                        [FORM OF NEW BOND]

                              [FACE]

                      GEORGIA POWER COMPANY
        FIRST MORTGAGE BOND, 7.70% SERIES DUE MAY 1, 2025

No.                                               Dollars

     Georgia Power Company, a Georgia corporation (hereinafter called the "Company"), for value received, hereby promises to pay
to                                             or registered
assigns, the principal sum of                            Dollars
on May 1, 2025, and to pay to the registered owner hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to November 1, 1995, in which case from May 1, 1995 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is November 1, 1995, from May 1,
1995), at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on May 1 and November 1 in each year.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

     IN WITNESS WHEREOF, Georgia Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated,

                                   GEORGIA POWER COMPANY


                                   By:_____________________
                                      President

Attest:

_________________________
Secretary







                      TRUSTEE'S CERTIFICATE


     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                   CHEMICAL BANK,
                                        As Trustee,


                                   By:________________________
                                      Authorized Officer


                            [REVERSE]

                      GEORGIA POWER COMPANY
        FIRST MORTGAGE BOND, 7.70% SERIES DUE MAY 1, 2025

     The interest payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of March 1, 1941, given by the Company to The New York Trust Company, to which Chemical Bank is successor by merger (hereinafter sometimes referred to as the "Trustee"), as Trustee, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security. By the







terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

     Prior to May 1, 2000, the bonds of this series may not be redeemed by the Company at its option or by operation of the improvement fund or the replacement fund provisions of the Indenture or by the use of proceeds of released property.

     On or after May 1, 2000, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, or by operation of various provisions of the Indenture, at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of the improvement fund or the replacement fund provisions of the Indenture or otherwise than by the use of proceeds of released property, as more fully set forth in the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading "Regular Redemption Premium", and (b), if redeemed by the operation of the improvement fund or the replacement fund provisions of the Indenture or by the use of proceeds of released property, as more fully set forth in the Indenture, without premium:

           If Redeemed During the Twelve Months' Period
                  Ending the Last Day of April,

                                        Regular
                                        Redemption
          Year                           Premium

          2001                          5.19%
          2002                          4.85%
          2003                          4.50%
          2004                          4.16%
          2005                          3.81%
          2006                          3.46%
          2007                          3.12%
          2008                          2.77%
          2009                          2.43%

                  [Table Continued on Next Page]







               [Table Continued from Previous Page]

                                        Regular
                                        Redemption
          Year                           Premium

          2010                          2.08%
          2011                          1.73%
          2012                          1.39%
          2013                          1.04%
          2014                          0.70%
          2015                          0.35%

and without premium if redeemed on or after May 1, 2015.

     In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

     This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as the Company may from time to time designate, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds, without coupons, of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes. Registered bonds of this series shall be







exchangeable for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     AND WHEREAS all acts and things necessary to make the new Bonds, when authenticated by the Trustee and issued as in the Indenture and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture and this Supplemental Indenture, and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized;

     NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds issued and now outstanding under the Indenture, and the $75,000,000 principal amount of new Bonds proposed to be initially issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of further securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto Chemical Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created, and to its or their assigns forever, all the right, title and interest of the Company in and to all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, now owned or hereafter acquired by the Company (excepting, however, that which is by the Indenture expressly reserved from the lien and effect thereof), including but not limited to the property described in Exhibit "A" attached hereto and by this reference made a part hereof; unless otherwise noted, such property is located in the State of Georgia and unless otherwise







noted, references herein to a county or counties shall mean such county or counties in the State of Georgia.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the property, rights and franchises or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

     TO HAVE AND TO HOLD all said property, rights and franchises hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and their assigns forever;

     BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, as supplemented and amended, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, as supplemented and amended, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien; and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

     AND IT IS EXPRESSLY DECLARED that all bonds issued and secured under the Indenture and hereunder are to be issued, authenticated and delivered, and all said property, rights and franchises hereby and by the Indenture conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not







specifically described in the Original Indenture or in any indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts and uses and purposes expressed in the Indenture and herein, and it is hereby agreed as follows:

     SECTION 1. There is hereby created a series of bonds designated as hereinabove in the fourth Whereas clause set forth, and the form thereof shall be substantially as hereinbefore set forth. New Bonds shall mature on the date specified in the form thereof hereinbefore set forth, and the definitive bonds of such series may be issued only as registered bonds without coupons. New Bonds shall be in such denominations as the Board of Directors shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of new Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

     New Bonds, until the principal thereof shall have become due and payable, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on May 1 and November 1 each year.

     The principal of and the premium, if any, and interest on the new Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

     New Bonds may be transferred at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as the Company may from time to time designate. New Bonds shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said principal corporate trust office of the Trustee, or at such other office or agency of the Company as the Company may from time to time designate. However, notwithstanding the provisions of Section
2.05 of the Indenture, no charge shall be made upon any transfer or exchange of new Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The person in whose name any new Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to







receive the interest payable on such interest payment date notwithstanding the cancellation of such new Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such new Bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of new Bonds not less than ten days preceding such record date, which record date shall be not less than five nor more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     New Bonds shall be dated as of the date of authentication, and shall bear interest from the latest semi-annual interest payment date to which interest has been paid on the new Bonds preceding the date of authentication, unless such date of authentication be an interest payment date to which interest is being paid on the new Bonds, in which case they shall bear interest from such date of authentication, provided that new Bonds authenticated prior to the first interest payment date of the new Bonds shall bear interest from a date six months prior to such date; provided, further, that, so long as there is no existing default in the payment of interest on such new Bonds, the holder of any new Bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such new Bond shall bear interest from the May 1 or November 1, as the case may be, next preceding the date of such new Bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on November 1, 1995, then from May 1, 1995.









     Prior to May 1, 2000, the new Bonds shall not be redeemable at the option of the Company, or by operation of Section 4 of the Supplemental Indenture dated as of November 1, 1962 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any other Supplemental Indenture or by the use of proceeds of released property.

     On or after May 1, 2000, any or all of the new Bonds shall be redeemable at the option of the Company, or by operation of various provisions of the Indenture and this Supplemental Indenture, at any time and from time to time prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a new Bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together (a), if redeemed otherwise than by the operation of Section 4 of the Supplemental Indenture dated as of November 1, 1962 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any other Supplemental Indenture or otherwise than by the use of proceeds of released property, with a regular redemption premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of the new Bonds hereinbefore set forth, and (b), if redeemed by the operation of
Section 4 of the Supplemental Indenture dated as of November 1, 1962 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any other Supplemental Indenture or by the use of proceeds of released property, either (i) with a special redemption premium, if any, equal to a percentage of the principal amount thereof determined as set forth in the tabulation appearing in the form of the new Bonds hereinbefore set forth or (ii) if no special redemption premium is so set forth, then without premium.

     SECTION 2. The Company covenants and agrees that, so long as any new Bonds shall be outstanding under the Indenture, it will on or before June 1 in each year commencing with June 1, 1996:

          (a) deposit with the Trustee subject to the provisions of this Section cash and/or bonds of any series authenticated under the Indenture then outstanding (taken at their principal amount) in an amount equal to the "improvement fund requirement" (which term, as used in this Section, shall mean for any year an amount equal to one per centum (1%) of the aggregate principal amount of new Bonds authenticated and delivered by the Trustee pursuant to the







     provisions of Articles IV, V and VI of the Indenture and issued by the Company prior to January 1 of that year, after deducting from such aggregate principal amount the principal amount of new Bonds which, prior to January 1 of that year, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased or redeemed by the use of proceeds of released property); or

          (b) to the extent that it does not so deposit cash and/or bonds, certify to the Trustee unfunded net property additions in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the portion of the improvement fund requirement not so satisfied.

     The term "improvement fund certificate", as used in this Section, shall mean a certificate filed by the Company with the Trustee pursuant to this Section, signed by the President or a Vice President of the Company and a practicing accountant (who shall be appointed by the Board of Directors and be satisfactory to the Trustee). Such certificate may be a separate certificate or it may be combined with an improvement fund certificate or certificates pursuant to the improvement fund provisions of the Indenture or of any other indenture or indentures supplemental thereto. The acceptance by the Trustee of an improvement fund certificate shall be sufficient evidence that the practicing accountant signing the same is satisfactory to the Trustee within the meaning of this Section.

     On or before the first day of June in each year beginning June 1, 1996, so long as any new Bonds are outstanding under the Indenture, the Company shall deliver to the Trustee an improvement fund certificate showing the improvement fund requirement for that year, the amount of cash, if any, and the principal amount of bonds authenticated under the Indenture then outstanding, if any, then to be deposited by the Company with the Trustee and, if the Company elects to satisfy the improvement fund requirement for that year in whole or in part by the certification of unfunded net property additions, the amount, if any, of unfunded net property additions to be certified. The Company shall, concurrently with the delivery to the Trustee of such certificate, deposit with the Trustee the amount of cash, if any, and the principal amount of bonds, if any, shown in such certificate.

     No property additions shall be certified in any improvement fund certificate pursuant to the provisions of this Section unless there shall be delivered to the Trustee with such







certificate the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4),
(5), (7), (8) and (9) of Section 4.05 of the Indenture, exclusive of such parts of the opinion of counsel as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company, showing that the Company has unfunded net property additions equal to the amount so certified.

     The Trustee shall hold any cash deposited with it under the provisions of this Section as a part of the mortgaged and pledged property until paid out as hereinafter provided. Any cash deposited with the Trustee under the provisions of this Section may, upon receipt by the Trustee of the written order of the Company signed by its President or a Vice President, of a treasurer's certificate such as is described in paragraph (2) of
Section 4.05 of the Indenture and of an opinion of counsel,

          (1) be withdrawn, used or applied by the Company in accordance with the provisions of paragraph (2), (3) or (4) of Section 10.05 of the Indenture, except that any premium required to be paid to purchase or redeem bonds shall be paid out of funds held by the Trustee under this Section and the Company shall not be required to furnish the Trustee with additional funds for such purpose or to reimburse the Trustee or the improvement fund for moneys so paid out. Interest and expenses in connection with purchases or redemptions pursuant to this Section shall be dealt with as provided in Section 9.05 of the Indenture; or

          (2) be withdrawn by the Company to the extent of sixty per centum (60%) of the amount of unfunded net property additions certified to the Trustee for such purpose, but only upon receipt by the Trustee of the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5), (7), (8) and (9) of Section 4.05 of the Indenture, exclusive of such parts of the opinion of counsel as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company, showing that the Company has unfunded net property additions equal to the amount so certified.

     Bonds deposited with the Trustee pursuant to this Section, or purchased or redeemed by the use of cash deposited pursuant to this Section, shall be cancelled and shall not be thereafter made the basis for the authentication of bonds, the withdrawal, use or application of cash, or the release of property under any of the provisions of the Indenture, or thereafter be used to satisfy the requirements of this Section or of any other improvement fund provided for in the Indenture or in any indenture supplemental







thereto or to satisfy any replacement deficit pursuant to Section
4 of the Supplemental Indenture dated as of November 1, 1962.

     To the extent that unfunded net property additions are certified to the Trustee to satisfy any improvement fund requirement for any year in whole or in part or as a basis for the withdrawal of cash deposited with the Trustee under the provisions of this Section, the amount of such unfunded net property additions shall thereafter be deducted in computing the amount of unfunded net property additions under Section 1.07 of the Indenture and in computing gross property additions under
Section 7.07 of the Indenture.

     To the extent that the foregoing two paragraphs are inconsistent with any other provisions of the Indenture or any indenture supplemental thereto, the provisions of the foregoing two paragraphs shall control; and adjustments shall be made in any applicable certificate, opinion of counsel or other document to reflect compliance with and absence of violation of the provisions of said two paragraphs.

     SECTION 3.  The Company covenants that the provisions of
Section 4 of the Supplemental Indenture dated as of November 1,
1962, shall be in full force and effect so long as any new Bonds shall be outstanding under the Indenture.

     The Company covenants that it will not, in any calendar year subsequent to 1999, redeem any new Bonds through the operation of
Section 4 of the Supplemental Indenture dated as of November 1, 1962, or this Section in a principal amount which would exceed one per centum (1%) of the aggregate principal amount of new Bonds initially authenticated and delivered under this Supplemental Indenture.

     SECTION 4. The Company covenants that, so long as any new Bonds shall be outstanding under the Indenture, it will not declare or pay any dividends, or make any other distributions (except (a) dividends payable or distributions made in shares of common stock of the Company and (b) dividends payable in cash in cases where, concurrently with the payment of the dividend, an amount in cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock), on or in respect of common stock of the Company, or purchase or otherwise acquire or permit a subsidiary to purchase or otherwise acquire for a consideration any shares of common stock of the Company, if the aggregate of such dividends, distributions and such consideration for purchase or other acquisition of shares of common stock of the Company after March 31, 1995, shall exceed







               (i) the earned surplus of the Company accumulated after March 31, 1995 (determined in accordance with generally accepted accounting principles and without giving effect to charges to earned surplus on account of such dividends, distributions or acquisitions or on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant or to charges or credits to earned surplus on account of items inherent in the balance sheet at March 31,
          1995), plus

               (ii) the earned surplus of the Company accumulated prior to April 1, 1995, in an amount not exceeding
          $518,000,000, plus

               (iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public
          Utility Holding Company Act of 1935, as amended.

     For the purposes of this Section, in determining the earned surplus of the Company accumulated after March 31, 1995, there shall be deducted the dividends accruing subsequent to March 31, 1995, on preferred stock of the Company and the total amount, if any, by which the charges to income or earned surplus since
March 31, 1995, as provision for depreciation of the mortgaged and pledged property (other than transportation property) shall have been less than the sum of the amounts equal to the product of the applicable percentage (as defined in Section 4 of the Supplemental Indenture dated as of November 1, 1962) and the mathematical average of the amounts of depreciable property (as defined in said Section 4) at the opening of business on the first day and at the close of business on the last day of each calendar year (and, proportionately, of each period of months which is less than a calendar year) subsequent to March 31, 1995, included in the period for which earned surplus is being determined. The term "consideration", as used in this Section, shall mean cash or fair value if the consideration be other than cash, and the term "provision for depreciation", as used in this Section, shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of the original cost of utility plant.

     The Company covenants and agrees that, so long as any new Bonds are outstanding under the Indenture, it will file with the Trustee, concurrently with the filing of the copy of the annual audit of the Company for the preceding fiscal year required by







subsection (2) of Section 8.03 of the Indenture, a certificate of an independent public accountant selected by the Company and approved by the Trustee (which certificate may be a separate certificate or may be combined with the certificate required by said subsection (2) of said Section 8.03) stating that such accountant has read this Section 4 and that, so far as appears therefrom, from the copies of orders, rules and regulations of any regulatory body furnished to said accountant by the Company and from the books and records of the Company, the Company has, in the opinion of said independent public accountant, based upon an examination of a scope conforming to that usually adopted in accordance with generally accepted accounting procedure for purposes of annual audit, during the preceding fiscal year, complied with the covenants of the Company contained in this
Section 4 which relate to accounting matters.

     SECTION 5. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 6. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

     SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     SECTION 8. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 9. Although this Supplemental Indenture, for convenience and for the purposes of reference, is dated as of the day and year first above written, the actual dates of execution by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.












     IN WITNESS WHEREOF, said Georgia Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said Chemical Bank, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents, Senior Trust Officers or Trust Officers and its corporate seal to be hereunto affixed and to be attested by one of its Senior Trust Officers, Trust Officers, Assistant Trust Officers or Assistant Secretaries, in several counterparts, all as of the day and year first above written.

                          GEORGIA POWER COMPANY


                          By: _______________________
                                  Vice President

Attest:

_________________________
Assistant Secretary


Signed, sealed and delivered this
19th day of May, 1995 by Georgia
Power Company in the County of
Fulton, State of Georgia, in the
presence of


________________________
Unofficial Witness


________________________
Notary Public, Henry County, Georgia
My Commission Expires April 20, 1999



               (signatures continued on next page)







                          CHEMICAL BANK



                          By: ___________________________
                              Vice President
Attest:

__________________________
Senior Trust Officer

Signed, sealed and delivered
this 22nd day of May, 1995
by Chemical Bank in the County
of New York, State of New York,
in the presence of


__________________________
Unofficial Witness


__________________________
       EMILY FAYAN
Notary Public, State of New York
        No. 24-4737006
    Qualified in Kings County
Certificate filed in New York County
Commission Expires December 31, 1995







STATE OF GEORGIA   )
                   ) SS.:
COUNTY OF FULTON   )

     On the 19th day of May, 1995, personally appeared before me Angela K. Page, a Notary Public in and for the State and County aforesaid, Jane F. Genske, who made oath and said that she was present and saw the corporate seal of Georgia Power Company affixed to the above written instrument, that she saw Judy M. Anderson, Vice President, with Cherry C. Hudgins, Assistant Secretary, known to her to be such officers of said corporation respectively, attest the same, and that she, deponent, with Angela K. Page, witnessed the execution and delivery of the said instrument as the free act and deed of said Georgia Power Company.

Subscribed and sworn to before  )
me this 19th day of May, 1995)      ____________________________


_____________________________
Notary Public, Henry County, Georgia
My Commission Expires April 20, 1999







STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )


     On the 22nd day of May, 1995, personally appeared before me Emily Fayan, a Notary Public in and for the State and County aforesaid, K. Salmini, who made oath and said that he was present and saw the corporate seal of Chemical Bank affixed to the above written instrument, that he saw P.J. Gilkeson, Vice President, with R. Lorenzen, Senior Trust Officer, known to him to be such officers of said corporation respectively, attest the same, and that he, deponent, with Emily Fayan, witnessed the execution and delivery of the said instrument as the free act and deed of said Chemical Bank.

Subscribed and sworn to before  )
me this 22nd day of May, 1995)      _____________________________


________________________________
         EMILY FAYAN
Notary Public, State of New York
       No. 24-4737006
  Qualified in Kings County
Certificate filed in New York County
Commission Expires December 31, 1995







STATE OF GEORGIA    )
                    ) SS.:
COUNTY OF FULTON    )

     On the 19th day of May, in the year one thousand nine hundred and ninety-five, before me personally came Judy M. Anderson, to me known, who, being by me duly sworn, did depose and say that she resides at 199 14th Street, N.E., Atlanta, Georgia; that she is a Vice President of Georgia Power Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.

                                       ______________________
                                       Notary Public, Henry
                                       County, Georgia
                                       My Commission Expires
                                       April 20, 1999







STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )

     On the 22nd day of May, in the year one thousand nine hundred and ninety-five, before me personally came P.J. Gilkeson, to me known, who, being by me duly sworn, did depose and say that he resides at 452 Delafield Avenue, Staten Island, New York; that he is a Vice President of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                       __________________________
                                             EMILY FAYAN
                                       Notary Public, State of
                                               New York
                                            No. 24-4737006
                                        Qualified in Kings County
                                       Certificate filed in New
                                             York County
                                          Commission Expires
                                           December 31, 1995







STATE OF GEORGIA     )
                     ) SS.:
COUNTY OF FULTON     )

     On the 19th day of May, 1995, before me appeared Judy M. Anderson, to me personally known, who, being by me duly sworn, did say that she is a Vice President of Georgia Power Company, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that said Judy M. Anderson acknowledged said instrument to be the free act and deed of said corporation.

     Given under my hand this 19th day of May, 1995.


                                        _______________________
                                        Notary Public, Henry
                                        County, Georgia
                                        My Commission Expires
                                        April 20, 1999







STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )

     On the 22nd day of May, 1995, before me appeared P.J. Gilkeson, to me personally known, who, being by me duly sworn, did say that he is a Vice President of Chemical Bank, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that said P.J. Gilkeson acknowledged said instrument to be the free act and deed of said corporation.

     Given under my hand this 22nd day of May, 1995.


                                        _______________________
                                               EMILY FAYAN
                                        Notary Public, State of
                                                New York
                                              No. 24-4737006
                                        Qualified in Kings County
                                        Certificate filed in New
                                               York County
                                            Commission Expires
                                            December 31, 1995